



<ARTICLE>                                                       UT
<LEGEND>     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
             EXTRACTED FROM THE UNAUDITED FINANCIAL STATEMENTS OF
             WISCONSIN ENERGY CORPORATION FOR THE SIX MONTHS
             ENDED JUNE 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY
             BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>                                                 1,000

<CURRENCY>                                             U.S.DOLLARS
<FISCAL-YEAR-END>                                      DEC-31-1999
<PERIOD-START>                                         JAN-01-1999
<PERIOD-END>                                           JUN-30-1999
<PERIOD-TYPE>                                                6-MOS
<EXCHANGE-RATE>                                                  1
<BOOK-VALUE>                                              PER-BOOK
<TOTAL-NET-UTILITY-PLANT> <F1>                           3,276,956
<OTHER-PROPERTY-AND-INVEST> <F2>                         1,386,829
<TOTAL-CURRENT-ASSETS>                                     631,091
<TOTAL-DEFERRED-CHARGES>                                         0
<OTHER-ASSETS>                                             521,701
<TOTAL-ASSETS>                                           5,816,577
<COMMON>                                                     1,170
<CAPITAL-SURPLUS-PAID-IN>                                  796,029
<RETAINED-EARNINGS> <F3>                                 1,154,708
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           1,951,907
<PREFERRED-MANDATORY>                                            0
<PREFERRED>                                                 30,450
<LONG-TERM-DEBT-NET>                                     1,174,147
<SHORT-TERM-NOTES>                                          50,664
<LONG-TERM-NOTES-PAYABLE>                                  620,885
<COMMERCIAL-PAPER-OBLIGATIONS>                             223,189
<LONG-TERM-DEBT-CURRENT-PORT>                              103,641
<PREFERRED-STOCK-CURRENT>                                        0
<CAPITAL-LEASE-OBLIGATIONS>                                184,336
<LEASES-CURRENT>                                            26,348
<OTHER-ITEMS-CAPITAL-AND-LIAB> <F4>                      1,451,010
<TOT-CAPITALIZATION-AND-LIAB>                            5,816,577
<GROSS-OPERATING-REVENUE>                                1,095,725
<INCOME-TAX-EXPENSE>                                        53,853
<OTHER-OPERATING-EXPENSES>                                 893,378
<TOTAL-OPERATING-EXPENSES>                                 893,378
<OPERATING-INCOME-LOSS>                                    202,347
<OTHER-INCOME-NET>                                          23,434
<INCOME-BEFORE-INTEREST-EXPEN> <F5>                        225,781
<TOTAL-INTEREST-EXPENSE> <F6>                               69,514
<NET-INCOME>                                               102,414
<PREFERRED-STOCK-DIVIDENDS> <F7>                                 0
<EARNINGS-AVAILABLE-FOR-COMM>                              102,414
<COMMON-STOCK-DIVIDENDS>                                    90,602
<TOTAL-INTEREST-ON-BONDS>                                        0
<CASH-FLOW-OPERATIONS>                                     228,747
<EPS-BASIC>                                                 0.88
<EPS-DILUTED>                                                 0.88

<F1>    Total Net Utility Plant is $3,798,985 of net property,
        plant and equipment less $522,029 of net non-utility
        property.
<F2>    Other Property and Investments is $864,800 of investments
        plus $522,029 of net non-utility property.
<F3>    Retained Earnings is net of $1,195 of unearned
        compensation for restricted stock awards.
<F4>    Other Items - Capital and Liabilities includes $200,000 of
        Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.
<F5>    Income before interest expense and income taxes.
<F6>    Total Interest Expense includes $3,653 of distributions on preferred securities of subsidiary trust and $601 of preferred dividend requirements of subsidiary.
<F7>    Preferred Stock Dividends are included in Total Interest
        Expense.
See financial statements and notes in the accompanying 10-Q.

